Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Trustcorp Mortgage Company Employee Retirement Savings Plan of our report dated June 29, 2001, with respect to the financial statements and schedule of the Trustcorp Mortgage Company Employee Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



                                                        s/ Ernst & Young LLP



Columbus, Ohio
June 29, 2001